As filed with the Securities and Exchange Commission on April 26, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRINITY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-0225040 (I.R.S. Employer Identification No.)

2525 Stemmons Freeway
Dallas, Texas 75207-2401
(Address, including zip code, of principal executive offices)

PROFIT SHARING PLAN FOR EMPLOYEES OF
TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES
AS RESTATED EFFECTIVE
APRIL 1, 1999

SUPPLEMENTAL PROFIT SHARING PLAN FOR
TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES
AS RESTATED EFFECTIVE
JANUARY 1, 2000

(Full titles of the plans)

Michael G. Fortado
Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
(Name and address of agent for service)
(214) 631-4420
(Telephone number, including area code, of agent for service)

With copies to:

Kent Jamison
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities		Offering Price Per	Aggregate Offering	Registration
to be Registered	Amount to be Registered(1)	Share(2)	Price(2)	Fee(2)
Common Stock, $1.00 par value(1)(3)
Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999	500,000 shares(3)(4)	$31.68	$15,840,000	$2,006.93

Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000	250,000 shares (3)(4)	$31.68	$7,920,000	$1,003.47

Total	750,000 shares (3)(4)		$23,760,000	$3,010.40

(1)	The number of shares to be registered under this Registration Statement has been broken down into two subtotals, with 500,000 shares of the common stock, par value $1.00 per share, of Trinity Industries, Inc. being registered for issuance under the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999, and 250,000 shares of the common stock being registered for issuance under the Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000.

(2)	The offering price per share, aggregate offering price and registration fee with respect to the shares of common stock issuable pursuant to the employee benefit plans described herein have been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Trinity Industries, Inc. common stock on April 21, 2004 as reported in the consolidated reporting system of the New York Stock Exchange.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(4)	Each share of common stock is accompanied by a preferred stock purchase right pursuant to a Rights Agreement between Trinity Industries, Inc. and the Bank of New York, as Rights Agent.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES AND POWER OF ATTORNEY
INDEX TO EXHIBITS
Consent of Ernst & Young LLP
Amendment No. 1 to Profit Sharing Plan
Amendment No. 2 to Profit Sharing Plan
Amendment No. 3 to Profit Sharing Plan
Amendment No. 4 to Profit Sharing Plan
Amendment No. 5 to Profit Sharing Plan
Amendment No. 6 to Profit Sharing Plan
Amendment No. 7 to Profit Sharing Plan
Amendment No. 8 to Profit Sharing Plan
Correcting Amend. to Supplemental Profit Sharing
Amendment No 1 to Supplemental Profit Sharing Plan
Amendment No 2 to Supplemental Profit Sharing Plan
Amendment No 3 to Supplemental Profit Sharing Plan

     Pursuant to General Instruction E to Form S-8, Trinity Industries, Inc. (“Trinity”) and the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999 (the “Profit Sharing Plan”) and the Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000 (the “Supplemental Plan”) hereby incorporate by reference the contents of the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on November 16, 1999 (Registration No. 333-91067), including any amendments thereto or filings incorporated therein. This Registration Statement is being filed to register an additional 500,000 shares of Common Stock of Trinity, $1.00 par value per share, for issuance under the Profit Sharing Plan, and an additional 250,000 shares of Common Stock of Trinity for issuance under the Supplemental Plan, in each event with related plan interests, pursuant to the terms of such plans.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Item 1 (Plan Information) and Item 2 (Registration Information and Employee Plan Annual Information) of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Trinity and the Profit Sharing Plan and the Supplemental Plan hereby incorporate by reference the documents set forth below in this Registration Statement. All documents subsequently filed by Trinity, the Profit Sharing Plan and the Supplemental Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(a)	Trinity’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2003 and the Profit Sharing Plan’s Annual Report on Form 11-K filed with the Commission for the year ended December 31, 2002;

(b)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the reports referred to in (a) above;

(c)	The description of Trinity’s Common Stock, $1.00 par value per share, contained in Trinity’s Registration Statement on Form S-4 dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1 dated July 19, 1996; and

(d)	The description of rights to purchase Trinity’s Series A Junior Participating Preferred Stock, $1.00 par value per share, contained in Trinity’s Registration Statement on Form 8-A dated April 2, 1999 filed pursuant to Section 12 of the Exchange Act, as amended by filings on August 22, 2001 and October 31, 2001.

ITEM 8. EXHIBITS.

EXHIBIT	DESCRIPTION
4.1	Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-K Annual Report for the fiscal year ended March 31, 1999, filed June 29, 1999).

23.1*	Consent of Ernst & Young LLP.

EXHIBIT	DESCRIPTION
24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999 (incorporated by reference to Exhibit 99.1 to the Form S-8 Registration Statement filed by Trinity Industries, Inc. on November 16, 1999).

99.2*	Amendment No. 1 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.3*	Amendment No. 2 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.4*	Amendment No. 3 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.5*	Amendment No. 4 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.6*	Amendment No. 5 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.7*	Amendment No. 6 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.8*	Amendment No. 7 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.9*	Amendment No. 8 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.10	Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000 (incorporated by reference to Exhibit 99.2 to the Form S-8 Registration Statement filed by Trinity Industries, Inc. on November 16, 1999).

99.11*	Correcting Amendment to Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000.

EXHIBIT	DESCRIPTION
99.12*	Amendment No. 1 to Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000.

99.13*	Amendment No. 2 to Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000.

99.14*	Amendment No. 3 to Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000.

*Filed herewith.

Trinity hereby undertakes that it will submit or has submitted the Profit Sharing Plan, and any amendments thereto, to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Profit Sharing Plan under Section 401 of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS.

     (a) Trinity hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Trinity pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of Trinity’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Trinity pursuant to the foregoing provisions, or otherwise, Trinity has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Trinity of expenses incurred or paid by a director, officer or controlling person of Trinity in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Trinity will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, Trinity certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 26th day of April, 2004.

TRINITY INDUSTRIES, INC.

By: /s/ Michael G. Fortado

Printed: Michael G. Fortado
Title: Vice President and Corporate Secretary

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and authorizes John L. Adams, Jim S. Ivy and Michael G. Fortado, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Timothy R. Wallace Timothy R. Wallace	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2004

/s/ Jim S. Ivy Jim S. Ivy	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 26, 2004

/s/ Charles Michel Charles Michel	Vice President and Controller (Principal Accounting Officer)	April 26, 2004

/s/ David W. Biegler	Director	April 26, 2004

David W. Biegler

/s/ Craig J. Duchossois	Director	April 26, 2004

Craig J. Duchossois

/s/ Ronald J. Gafford	Director	April 26, 2004

Ronald J. Gafford

/s/ Barry J. Galt	Director	April 26, 2004

Barry J. Galt

/s/ Clifford J. Grum	Director	April 26, 2004

Clifford J. Grum

/s/ Jess T. Hay	Director	April 26, 2004

Jess T. Hay

/s/ Diana S. Natalicio	Director	April 26, 2004

Diana S. Natalicio

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) of the Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999 and the Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000 have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of April, 2004.

PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES AS RESTATED EFFECTIVE APRIL 1, 1999

By:	Profit Sharing Committee for the Profit Sharing Plan for Employees of Trinity Industries and Certain Affiliates as Restated Effective April 1, 1999

By: /s/ Timothy R. Wallace

Printed Name: Timothy R. Wallace
Title: Member, Profit Sharing Committee

By: /s/ John L. Adams

Printed Name: John L. Adams
Title: Member, Profit Sharing Committee

By: /s/ Andrea F. Cowan

Printed Name: Andrea F. Cowan
Title: Member, Profit Sharing Committee

SUPPLEMENTAL PROFIT SHARING PLAN FOR EMPLOYEES OF TRINITY INDUSTRIES, INC. AND CERTAIN AFFILIATES AS RESTATED EFFECTIVE JANUARY 1, 2000

By:	Plan Committee for the Supplemental Profit Sharing Plan for Employees of Trinity Industries and Certain Affiliates as Restated Effective January 1, 2000

By: /s/ Timothy R. Wallace

Printed Name: Timothy R. Wallace
Title: Member, Plan Committee

By: /s/ John L. Adams

Printed Name: John L. Adams
Title: Member, Plan Committee

By: /s/ Andrea F. Cowan

Printed Name: Andrea F. Cowan
Title: Member, Plan Committee

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-K Annual Report for the fiscal year ended March 31, 1999, filed June 29, 1999).

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999 (incorporated by reference to Exhibit 99.1 to the Form S-8 Registration Statement filed by Trinity Industries, Inc. on November 16, 1999).

99.2*	Amendment No. 1 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.3*	Amendment No. 2 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.4*	Amendment No. 3 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.5*	Amendment No. 4 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.6*	Amendment No. 5 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.7*	Amendment No. 6 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.8*	Amendment No. 7 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

99.9*	Amendment No. 8 to Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective April 1, 1999.

Exhibit Number	Exhibit
99.10	Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000 (incorporated by reference to Exhibit 99.2 to the Form S-8 Registration Statement filed by Trinity Industries, Inc. on November 16, 1999).

99.11*	Correcting Amendment to Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000.

99.12*	Amendment No. 1 to Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000.

99.13*	Amendment No. 2 to Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000.

99.14*	Amendment No. 3 to Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates as Restated Effective January 1, 2000.

*Filed herewith.